                                                                     EXHIBIT 4.6

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE dated as of April 3, 2002, among Giant Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), the Subsidiary Guarantors listed as signatories hereto (the "Subsidiary Guarantors"), and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture dated as of August 26, 1997, as supplemented (the "Indenture"), providing for the issuance from time to time of its 9% Senior Subordinated Notes due 2007;

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (such term and each other capitalized term used in this First Supplemental Indenture and not defined herein having the meanings assigned thereto in the Indenture);

         WHEREAS, the Company and the Subsidiary Guarantors desire to amend the Indenture, as set forth in Article I hereof;

         WHEREAS, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have consented to the amendments effected by this Supplemental Indenture; and

         WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors.

         NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the
Securities:

                                    ARTICLE I
                                    AMENDMENT

SECTION 1.01. Amendment to Section 1.01. The definition of "Restricted Payment" in Section 1.01 of the Indenture is hereby amended by deleting clause (iii) of said definition and adding in lieu thereof the following:

         "(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is pari passu or subordinated in right of payment to the Securities, except that any such payment, purchase, defeasance, repurchase, redemption or other acquisition or
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         retirement for value of pari passu Indebtedness shall not constitute a
         Restricted Payment unless the Indebtedness, if any, incurred to refinance such pari passu Indebtedness is senior in right of payment to the Securities or has any scheduled principal payment prior to the maturity date of the Securities;"

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.01. Interpretation; Severability; Headings. Upon the execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control. The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 2.02. Conflict with TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         SECTION 2.03. Successors; Benefits of Supplemental Indenture, etc. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

         SECTION 2.04. Certain Duties and Responsibilities of the Trustee; Trustee Not Responsible for Recitals. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or


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sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

         SECTION 2.05. Governing Law. This Supplemental Indenture shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 2.06. Duplicate Originals. All parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         IN WITNESS WHEREOF, each party hereto has caused this Supplemental Indenture to be signed by its officer thereunto duly authorized as of the date first written above.

                        GIANT INDUSTRIES, INC.,


                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        THE BANK OF NEW YORK, as Trustee,


                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        SUBSIDIARY GUARANTORS

                        Giant Industries Arizona, Inc., an Arizona corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        Ciniza Production Company, a New Mexico
                        corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:

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
                        Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation


                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        Giant Four Corners, Inc., an Arizona corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        Phoenix Fuel Co., Inc., an Arizona corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:


                        San Juan Refining Company, a New Mexico corporation


                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        Giant Mid-Continent, Inc., an Arizona corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:

                        Giant Pipeline Company, a New Mexico corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:

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
                        DeGuelle Oil Company, a Colorado corporation

                             By /s/
                                ------------------------------------
                                Name:
                                Title:



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